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                                                                   Exhibit 23(a)



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Genovese Drug Stores, Inc. on Form S-8 of our report dated March 6, 1995, appearing in the Annual Report on Form 10-K of Genovese Drug Stores, Inc. for the fiscal year ended February 3, 1995.

DELOITTE & TOUCHE LLP

Jericho, New York
July 10, 1995